As filed with the Securities and Exchange Commission on November 13, 2003.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEAK INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

44091 Nobel Drive
P.O. Box 1767
Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

2000 Peak International Limited Employee Stock Purchase Plan (Full title of the plans)

Jack Menache

Vice President, General Counsel and

Secretary

Peak International Limited

44091 Nobel Drive

P.O. Box 1767

Fremont, California 94538

(510) 449-0100

(Name, address and telephone number,

including area code, of agent for service)

Copy to: Davina K. Kaile, Esq. Pillsbury Winthrop LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.01 per share	200,000 shares	$5.06	$1,011,500	$82

(1)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon 85% of the average of the high and low sales prices of the Company’s Common Stock on the Nasdaq National Market on November 11, 2003. Pursuant to the Employee Stock Purchase Plan, the purchase price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Offering Date or the Purchase Date, whichever is lower.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

The Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 18, 2000 (File No. 333-52098) is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by Registrant (File No. 0-29332) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003;

(b)	Registrant’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2003 and September 30, 2003; and

(c)	The description of Registrant’s Common Stock contained in the section entitled “Description of the Shares” in Registrant’s Registration Statement on Form F-1, filed May 29, 1998.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8.    Exhibits.

Exhibit Number	Description

5.1	Opinion of Conyers Dill & Pearman

23.1	Consent of PricewaterhouseCoopers

23.2	Consent of Deloitte Touche Tohmatsu

23.3	Statement regarding Arthur Andersen & Co., Independent Auditors

23.4	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1	Power of Attorney (included on page 2)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 13th day of November, 2003.

PEAK INTERNATIONAL LIMITED

By:	/s/ CALVIN REED

Calvin Reed President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Calvin Reed and William Snyder, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CALVIN REED Calvin Reed	President, Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2003

/s/ WILLIAM SNYDER William Snyder	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 13, 2003

/s/ DOUGLAS BROYLES Douglas Broyles	Director	November 13, 2003

/s/ THOMAS GIMPLE Thomas Gimple	Director	November 13, 2003

/s/ JACK MENACHE Jack Menache	Director	November 13, 2003

/s/ CHRISTINE RUSSELL Christine Russell	Director	November 13, 2003

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Conyers Dill & Pearman

23.1	Consent of PricewaterhouseCoopers

23.2	Consent of Deloitte Touche Tohmatsu

23.3	Statement regarding Arthur Andersen & Co., Independent Auditors

23.4	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1	Power of Attorney (included on page 2)